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                                                                  EXHIBIT 5.1


                                               July 17, 1996


Spectrum Holobyte, Inc.
2490 Mariner Square Loop, Suite 100
Alameda, California 94501


         RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on July 18, 1996 (as such may thereafter be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,818,368 shares of your Common Stock, $0.001 par value (the "Shares"). We understand that the Shares are to be registered for resale to the public by various Selling Stockholders as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                         Very truly yours,

                                         WILSON, SONSINI, GOODRICH & ROSATI
                                         Professional Corporation

                                         /s/ Wilson, Sonsini, Goodrich & Rosati